UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	OPTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As described below under Item 5.02, in connection with his promotion, Joseph DiPietro entered into a new employment letter with Ocean Power Technologies, Inc. (the “Company”) effective September 23, 2021.

Item 1.02	Termination of a Material Definitive Agreement.

As described below under Item 5.02, the employment letter of Matthew T. Shafer with the Company dated as of August 23, 2016 was terminated in connection with his resignation from the Company effective September 23, 2021.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 21, 2021, but effective September 23, 2021, Matthew T. Shafer, Senior Vice President, Chief Financial Officer, and Treasurer, as well as principal financial officer and principal accounting officer, of the Company, resigned from the Company. As described under Item 1.02 above, Mr. Shafer’s employment letter with the Company dated as of August 23, 2016 was also terminated effective as of such date.

In connection with this departure, effective September 23, 2021, Joseph DiPietro, age 55, the Company’s Controller, was appointed to the additional positions of the Company’s Treasurer, principal accounting officer and acting principal financial officer. He has been with the Company since August 2021. Prior to that, Mr. DiPietro spent the prior five years as Vice President - Finance and Corporate Controller of Myos Corp. In addition, he also served in various finance roles at Juno Online, Audible, Celgene, Pfizer and Zoetis. Mr. DiPietro holds a Bachelor of Science in Finance from St. John’s University and is a Certified Public Accountant.

In connection with his promotion, Mr. DiPietro entered into a new employment letter. His annual salary was increased to $190,000 and he is eligible for an annual bonus at a target of 25% of his annual salary. The foregoing description of his employment letter is qualified in its entirety by reference to the full text of the employment letter which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

10.1	Employment Letter between the Company and Joseph DiPietro dated effective September 23, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: September 24, 2021	/s/ Philipp Stratmann
Philipp Stratmann
President and Chief Executive Officer